Exhibit (h)(89)


                           FORM OF AMENDED SCHEDULE A
                           --------------------------

         THIS SCHEDULE A, amended and restated as of __________ , 2005, is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between PFPC Inc. and The RBB Fund, Inc.


                               List of Portfolios
                               ------------------

             Money Market Portfolio


             Bogle Investment Management Small Cap Growth Fund


             Robeco Boston Partners Large Cap Value Fund
             Robeco Boston Partners Mid Cap Value Fund
             Robeco Boston Partners All-Cap Fund
             Robeco Boston Partners Small Cap Value Fund II (formerly the Micro Cap Value Fund)
             Robeco Boston Partners Long/Short Equity Fund (formerly the Market Neutral Fund)


             n/i Growth Fund
             n/i Mid Cap Fund (formerly the n/i Growth & Value Fund) n/i Emerging Growth Fund (formerly the n/i Micro Cap Fund) n/i Small Cap Value Fund

             Schneider Small Cap Value Fund
             Schneider Value Fund

             Institutional Liquidity Fund for Credit Unions
             Liquidity Fund for Credit Union Members

             Robeco WPG Core Bond Fund
             Robeco WPG Large Cap Growth Fund
             Robeco WPG Tudor Fund

                                                                 Exhibit (h)(89)


PFPC INC.

By:      ____________________

Name:    ____________________

Title:   ____________________


THE RBB FUND, INC.

By:      ___________________

Name:    ___________________

Title:   ___________________